                                                                   EXHIBIT 5.1

                 [BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]

                                April 5, 2000


ReleaseNow.com Corporation
990 Commercial Street
San Carlos, CA  94070


          Re: ReleaseNow.com Corporation Registration Statement on Form S-1 for 3,737,500 Shares of Common Stock


Ladies and Gentlemen:

          We have acted as counsel to ReleaseNow.com Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 3,737,500 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

          This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          This opinion letter is rendered as of the date first written above. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                   Very truly yours,

                                   /s/  Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP